UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 15, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

34 King Street E, Suite 1010
Toronto, Ontario
Canada M5C 2X8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on October 15, 2015, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain memorandum of understanding (the "MOU") between the Company and Bitumen Capital ("Bitumen Capital"), pursuant to which the parties set forth their initial understanding regarding a proposed amalgamation, merger or other form of commercial arrangement between the Company and Bitumen Capital (the "Transaction").

In accordance with the terms and provisions of the MOU: (i) the Company and Bitumen Capital will enter into an asset purchase agreement, which will on behalf of Bitumen Capital will constitute a qualifying transaction as per Policy 2.4 of the TSX Venture Exchange; (ii) Bitumen Capital will issue to the Company's shareholders approximately 182,202,994 shares of its common stock in exchange for all the assets of the Company; (iii) prior to closing of the Transaction, Bitumen Capital will complete a reverse stock split of its common shares in the ratio of one share for 0.538 share resulting in an aggregate number of 7,000,000 issued and outstanding shares of common stock of Bitumen Capital; and (iv) the Company intends to complete a private placement offering on or before January 31, 2016 for aggregate proceeds of $1,000,000 of which the first $300,000 shall be raised prior to November 30, 2015, as agreed between parties, and consisting of secured convertible debentures with a three year term and yielding at 8% at a purchase price of $0.20 per secured convertible debenture and one-half share purchase warrant with each whole share purchase warrant entitling its holder to purchase one share of common stock of Bitumen Capital at a price of $0.30 per common share within 24 months from the date of the issuance of the share purchase warrant (the "Private Placement").

The MOU is intended to be binding upon both the Company and Bitumen Capital until execution of a definitive asset purchase agreement. After consummation of the Transaction, it is contemplated that the current shareholders of Bitumen Capital will hold approximately 3.7% and current shareholders of the Company will hold approximately 96.3% shares before giving effect to the Private Placement.

The consummation of the Transaction is subject to the satisfaction of certain conditions, including the completion of satisfactory due diligence, the execution of an asset purchase agreement, obtaining required approval by shareholders, completion of the Private Placement and third party and regulatory approval.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: October 15, 2015	/s/ Kyle Appleby

Name: Kyle Appleby
Title: Chief Financial Officer